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As filed with the Securities and Exchange Commission on October 11, 2001

Registration Statement No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OPTION CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	8082	36-3791193
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
100 Corporate North, Suite 212 Bannockburn, Illinois 60015 (847) 615-1690	Rajat Rai President and Chief Executive Officer 100 Corporate North, Suite 212 Bannockburn, Illinois 60015 (847) 615-1690
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Include Area Code, of Agent for Service)

Copies of Communications to:

Morris C. Brown, Esq. Greenberg Traurig, P.A. 777 S. Flagler Drive, Suite 300 East West Palm Beach, Florida 33401 (561) 650-7928 (561) 655-6222 (Fax)	Donald J. Murray, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000 (212) 259-6333 (Fax)

Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/

    333-65918

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, par value $0.01 per share	575,000	$15.00	$8,625,000	$2,156.25

(1)
Includes 75,000 shares to be sold upon exercise of the underwriters' over-allotment option.

    This Registration Statement is being filed to register an additional 575,000 shares of common stock, par value $0.01 per share, of Option Care, Inc. a Delaware corporation, pursuant to Rule 462 (b) under the Securities Act of 1933, as amended. The contents of the registration statement on Form S-3 (File No. 333-65918), which was declared effective by the Securities and Exchange Commission on October 10, 2001, are incorporated in this registration statement by reference.

    The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bannockburn, State of Illinois on October 11, 2001.

OPTION CARE, INC.
By:	/s/ Rajat Rai Rajat Rai, President and Chief Exeutive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John N. Kapoor* John N. Kapoor	Chairman of the Board	October 11, 2001
/s/ Rajat Rai Rajat Rai	President and Chief Executive Officer (Principal Executive Officer)	October 11, 2001
/s/ Carla Pondel* Carla Pondel	Chief Financial Officer (Principal Financial and Accounting Officer)	October 11, 2001
/s/ James G. Andress* James G. Andress	Director	October 11, 2001
/s/ James M. Hussey* James M. Hussey	Director	October 11, 2001
/s/ Jerome F. Sheldon* Jerome F. Sheldon	Director	October 11, 2001

*By: Rajat Rai, Attorney-in-Fact

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Number	Exhibit
5.1	Opinion of Greenberg Traurig, P.A. re: legality.
23.1	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).
23.2	Consent of Ernst & Young LLP
24	Powers of Attorney (Powers of Attorney for John N. Kapoor, Rajat Rai, Carla Pondel, James G. Andress, Jerome Sheldon and James M. Hussey were filed as Exhibit 24 to the Registrant's Registration Statement on Form S-3 (File No. 333-65918) filed with the Commission on July 26, 2001.)

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SIGNATURES